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                                                                   EXHIBIT 5.1


April 11, 2000

Board of Directors
MCI WORLDCOM, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056

Ladies and Gentlemen:

     I am General Counsel -- Corporate Development of MCI WORLDCOM, Inc., a Georgia corporation (the "Company"), and am familiar with a Registration Statement on Form S-3, including the related Prospectus contained therein (the "Registration Statement"), which the Company proposes to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), relating to $15,000,000,000 in aggregate initial offering price of senior unsecured debentures, notes, and other forms of indebtedness issuable in series under an Indenture substantially in the form which appears as
Exhibit 4.1 to the Registration Statement (the "Debt Securities"). Terms not defined herein shall have the meaning thereof contained in the Prospectus referred to above.

     In connection herewith, I have examined and relied without investigation as to matters of fact upon the Registration Statement, the Second Amended and Restated Articles of Incorporation, as amended, and Restated Bylaws of the Company, certificates, statements and results of inquiries of public officials and officers and representatives of the Company, and such other documents, corporate records, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on documents examined by me, the legal competence and capacity of each person that executed documents, the authenticity of documents submitted to me as originals, and the conformity to authentic originals of documents submitted to me as certified or photocopies. I have also assumed the due authorization, execution and delivery of all documents.

     Based upon the foregoing, in reliance thereon and subject to the exceptions, qualifications and limitations stated herein and the effectiveness of the Registration Statement under the Act, I am of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Georgia; and

     2.  Each series of the Debt Securities, when duly established by or pursuant to a resolution of the Board of Directors of the Company or in a supplemental Indenture, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in the Indenture and delivered against payment, will constitute valid and legally-binding obligations of the Company except to the extent limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.
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     This opinion is not rendered with respect to any laws other than the latest codification of the Georgia Business Corporation Code available to me. This opinion has not been prepared by an attorney admitted to practice in Georgia.

     You have informed me that you intend to issue the Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Debt Securities you will afford me an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Debt Securities. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                              Very truly yours

                              /s/ P. Bruce Borghardt
                              ________________________________
                              P. Bruce Borghardt
                              General Counsel - Corporate Development